EXHIBIT 99.1

Accenture Reports Third-Quarter Fiscal 2004 Results

—Company Achieves Record Quarter, With 21% Revenue Growth and 31% EPS Growth—

NEW YORK; July 7, 2004 — Accenture (NYSE: ACN) today reported financial results for the third quarter of fiscal year 2004, ended May 31, 2004, in line with the preliminary results the company announced on June 17.

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2004 were $3.69 billion, compared with $3.04 billion for the third quarter of the prior year, an increase of 21 percent in U.S. dollars and 13 percent in local currency.

Diluted earnings per share for the third quarter were $0.37, compared with $0.28 for the third quarter last year, an increase of 31 percent. For the first nine months of fiscal 2004, diluted earnings per share were $0.92, compared with $0.80 for the same period last year, an increase of 15 percent.

Operating income for the third quarter was $573 million, or 15.5 percent of net revenues, compared with $404 million, or 13.3 percent of net revenues, for the third quarter last year, representing a 42 percent increase.

For the third quarter of fiscal 2004, Accenture accrued variable compensation expense of $93 million, bringing the total variable compensation expense for the first nine months of fiscal 2004 to $153 million. No variable compensation was accrued in the third quarter last year.

Gross margin (gross profit as a percentage of net revenues) for the third quarter of fiscal 2004 was 35.4 percent, compared with 36.3 percent in the same quarter last year and 33.0 percent in the second quarter of fiscal 2004.

Selling, general and administrative costs for the third quarter were $732 million, or 19.8 percent of net revenues, compared with $702 million, or 23.1 percent of net revenues, for the third quarter of fiscal 2003.

The company’s effective tax rate for the third quarter of fiscal 2004 was 34.8 percent, compared with 32.9 percent for the third quarter last year. As previously stated, Accenture’s effective tax rate for the full fiscal year 2004 is expected to be 34.8 percent.

Income before minority interest for the third quarter of fiscal 2004 was $369 million, compared with $277 million in the third quarter of fiscal 2003.

“We achieved record performance in the third quarter, thanks to the dedicated efforts of our 95,000 people globally and the economic recovery we continue to see in many parts of the world,” said Joe W. Forehand, Accenture chairman and CEO. “We posted our highest quarterly net revenues ever, with growth in each of our five operating groups and double-digit growth in each of our three geographic areas, and we turned in significant growth in earnings per share. This new level of performance reflects Accenture’s continued success in providing our clients with innovative solutions that they value, as well as the positive impact of our disciplined execution.”

Accenture’s total cash balance at May 31, 2004 was $3.51 billion. After giving effect to the June 3, 2004 use of $988 million in proceeds from its April 29, 2004 offering of Accenture Ltd Class A common shares, cash combined with approximately $608 million of liquid fixed-income securities classified as investments on the company’s balance sheet would have been approximately $3.13 billion.

For the third quarter of fiscal 2004, free cash flow, defined as operating cash flow net of property and equipment additions, was $297 million; operating cash flow was $376 million; and property and equipment additions were $79 million. For the nine months ended May 31, 2004, free cash flow was $1.18 billion, operating cash flow was $1.36 billion, and property and equipment additions were $180 million. Total debt at May 31, 2004, was $60 million.

Consulting and Outsourcing Net Revenues

Consulting net revenues were $2.33 billion, or 63 percent of net revenues for the third quarter, an increase of 13 percent in U.S. dollars and an increase of 5 percent in local currency from the third quarter of fiscal 2003.

Outsourcing accounted for $1.36 billion, or 37 percent of net revenues for the quarter, an increase of 37 percent in U.S. dollars and an increase of 29 percent in local currency from the third quarter of fiscal 2003.

Net Revenues by Operating Group

Net revenues for Accenture’s five operating groups in the third quarter were as follows:

•	Communications & High Tech: $1,018 million, compared with $825 million for the third quarter of fiscal 2003, an increase of 23 percent in U.S. dollars and an increase of 17 percent in local currency.

•	Financial Services: $753 million, compared with $605 million for the third quarter of fiscal 2003, an increase of 24 percent in U.S. dollars and an increase of 15 percent in local currency.

•	Government: $548 million, compared with $419 million for the third quarter of fiscal 2003, an increase of 31 percent in U.S. dollars and an increase of 24 percent in local currency.

•	Resources: $555 million, compared with $511 million for the third quarter of fiscal 2003, an increase of 8 percent in U.S. dollars and flat in local currency.

•	Products: $812 million, compared with $679 million for the third quarter of fiscal 2003, an increase of 19 percent in U.S. dollars and an increase of 11 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region in the third quarter were as follows:

•	Europe, Middle East and Africa (EMEA): $1.78 billion, compared with $1.40 billion for the third quarter of fiscal 2003, an increase of 27 percent in U.S. dollars and an increase of 13 percent in local currency.

•	Americas: $1.64 billion, compared with $1.45 billion for the third quarter of fiscal 2003, an increase of 13 percent in U.S. dollars and an increase of 12 percent in local currency.

•	Asia Pacific: $265 million, compared with $195 million for the third quarter of fiscal 2003, an increase of 36 percent in U.S. dollars and an increase of 23 percent in local currency.

New Bookings

New bookings for the third quarter totaled $3.4 billion, compared with $5.2 billion for the third quarter of fiscal 2003, bringing new bookings for the first nine months of fiscal 2004 to $16.1 billion, an increase of 30 percent over new bookings of $12.4 billion for the same period last year. Of the $3.4 billion in new bookings for the third quarter this year, consulting accounted for $2.2 billion and outsourcing accounted for $1.2 billion. These figures compare with $2.2 billion and $3.0 billion, respectively, for the third quarter of fiscal 2003.

Business Outlook

For the fourth quarter of fiscal 2004, Accenture expects net revenues to be in the range of $3.4 billion to $3.5 billion and GAAP earnings per share to be in the range of $0.26 to $0.29.

For the full fiscal year 2004, Accenture expects net revenue growth, including any future impact of EITF 00-21, to be in the range of 15 percent to 16 percent and GAAP earnings per share to be between $1.18 and $1.20. The company anticipates that this earnings-per-share range will allow it to accrue between $210 million and $245 million of variable compensation for the full fiscal year.

Also for the full fiscal year 2004, Accenture continues to target free cash flow of $1.5 billion, representing 15 percent growth over fiscal 2003. The company continues to target new bookings for fiscal year 2004 in the range of $18 billion to $20 billion, although given new bookings to date and a number of pending opportunities in the pipeline, the company now expects to exceed the upper end of the range.

Standard & Poor’s Core Earnings*

In order to provide investors with an additional perspective, Accenture presents core earnings using Standard & Poor’s Core Earnings* methodology in addition to reporting earnings on a GAAP basis. Accenture’s S&P Core Earnings* calculation principally reflects adjustments to add back minority interest, includes stock option and related compensation expense, excludes non-operational items such as net gains or losses on investments, and excludes reversals of restructuring charges into income.

For the third quarter of fiscal 2004, Accenture’s core earnings were $355 million, or $0.35 per fully diluted share, compared with $246 million, or $0.25 per fully diluted share, for the comparable period of fiscal 2003. Accenture’s core earnings per share of $0.35 for the third quarter of fiscal 2004 compare with reported GAAP fully diluted earnings per share of $0.37.

Accenture’s core earnings were calculated in consultation with Standard & Poor’s Corporate Value Consulting division to ensure consistency with the S&P Core Earnings* methodology. (A full reconciliation to GAAP earnings with notes is attached.)

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. (EDT) today to discuss its third-quarter fiscal 2004 financial results. To participate, please dial +1 (888) 428-4473 [+1 (612) 326-1011 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 734220 from 1:15 p.m. (EDT) Wednesday, July 7 through 11:59 p.m. (EDT) Wednesday, July 21.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With approximately 95,000 people in 48 countries, the company generated net revenues of US$11.8 billion for the fiscal year ended August 31, 2003. Its home page is www.accenture.com.

Forward-Looking Statements

This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

# # #

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

For the Three Months Ended May 31, 2004 and 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004		2003
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,686,662	100%	$3,044,836	100%
Reimbursements	363,579	10%	373,593	12%

Revenues	4,050,241	110%	3,418,429	112%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,379,787	65%	1,939,075	64%
Reimbursable expenses	363,579	10%	373,593	12%

Cost of services	2,743,366	74%	2,312,668	76%
Sales and marketing	391,233	11%	362,930	12%
General and administrative costs	340,549	9%	339,279	11%
Restructuring costs and reorganization (benefit)	1,936	0%	(570)	0%

Total operating expenses	3,477,084	94%	3,014,307	99%

OPERATING INCOME	573,157	15.5%	404,122	13.3%
Gain on investments, net	337	0%	2,286	0%
Interest income	16,436	0%	10,681	0%
Interest expense	(5,403)	0%	(5,232)	0%
Other income (expense)	(18,705)	(1)%	112	0%
Equity in losses of affiliates	(70)	0%	682	0%

INCOME BEFORE TAXES	565,752	15%	412,651	14%
Provision for taxes	196,883	5%	135,576	4%

INCOME BEFORE MINORITY INTEREST	368,869	10%	277,075	9%
Minority interest	(158,460)	(4)%	(144,934)	(5)%

NET INCOME	210,409	6%	$132,141	4%

EARNINGS PER SHARE:
- Basic	$0.38		$0.28

- Diluted	$0.37		$0.28

WEIGHTED AVERAGE SHARES:
- Basic	558,330,780		466,294,836
- Diluted	1,000,536,090		985,618,380

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

For the Nine Months Ended May 31, 2004 and 2003
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	2004		2003
		% of Net		% of Net
		Revenues		Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$10,250,456	100%	$8,800,990	100%
Reimbursements	1,056,577	10%	1,133,909	13%

Revenues	11,307,033	110%	9,934,899	113%
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	6,743,224	66%	5,529,978	63%
Reimbursable expenses	1,056,577	10%	1,133,909	13%

Cost of services	7,799,801	76%	6,663,887	76%
Sales and marketing	1,100,492	11%	1,088,394	12%
General and administrative costs	996,038	10%	996,043	11%
Restructuring costs and reorganization (benefit)	22,976	0%	(14,565)	0%

Total operating expenses.	9,919,307	97%	8,733,759	99%

OPERATING INCOME	1,387,726	13.5%	1,201,140	13.6%
Gain on investments, net	4,167	0%	7,556	0%
Interest income	42,046	0%	30,598	0%
Interest expense	(16,970)	0%	(16,269)	0%
Other income (expense)	586	0%	25,722	0%
Equity in losses of affiliates	(1,272)	0%	143	0%

INCOME BEFORE TAXES	1,416,283	14%	1,248,890	14%
Provision for taxes	492,867	5%	453,347	5%

INCOME BEFORE MINORITY INTEREST	923,416	9%	795,543	9%
Minority interest	(415,578)	(4)%	(417,810)	(5)%

NET INCOME	$507,838	5%	$377,733	4%

EARNINGS PER SHARE:
- Basic	$0.94		$0.81

- Diluted	$0.92		$0.80

WEIGHTED AVERAGE SHARES:
- Basic	541,048,400		467,170,112
- Diluted	1,007,158,708		995,224,416

ACCENTURE LTD

SUMMARY OF REVENUES

For the Three and Nine Months Ended May 31, 2004 and 2003
(In thousands of U.S. dollars)
(Unaudited)

			Percent	Percent
			Increase/	Increase/	Percent of
	Three Months Ended May 31,		(Decrease)	(Decrease)	Total 2004
	2004	2003	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communication & High Tech.	$1,018,385	$825,114	23%	17%	28%
Financial Services	752,600	605,209	24%	15%	20%
Government	547,616	418,598	31%	24%	15%
Products	811,548	679,336	19%	11%	22%
Resources	554,620	511,391	8%	0%	15%
Other	1,893	5,188	n/m	n/m	0%

TOTAL Net Revenues	3,686,662	3,044,836	21%	13%	100%

Reimbursements	363,579	373,593	(3)%

TOTAL REVENUES	$4,050,241	$3,418,429	18%

GEOGRAPHY
Americas	$1,637,380	$1,448,789	13%	12%	45%
EMEA	1,784,519	1,401,176	27%	13%	48%
Asia Pacific	264,763	194,871	36%	23%	7%

TOTAL Net Revenues	3,686,662	3,044,836	21%	13%	100%

Reimbursements	363,579	373,593	(3)%

TOTAL REVENUES	$4,050,241	$3,418,429	18%

			Percent	Percent
			Increase/	Increase/	Percent of
	Nine Months Ended May 31,		(Decrease)	(Decrease)	Total 2004
	2004	2003	US$	Local Currency	Net Revenues
OPERATING GROUPS
Communication & High Tech.	$2,828,207	$2,441,565	16%	9%	28%
Financial Services	2,046,180	1,777,380	15%	6%	20%
Government	1,493,761	1,139,096	31%	25%	14%
Products	2,228,075	1,971,144	13%	5%	22%
Resources	1,647,515	1,462,376	13%	4%	16%
Other	6,718	9,429	n/m	n/m	0%

TOTAL Net Revenues	10,250,456	8,800,990	16%	8%	100%

Reimbursements	1,056,577	1,133,909	(7)%

TOTAL REVENUES	$11,307,033	$9,934,899	14%

GEOGRAPHY
Americas	$4,630,069	$4,186,516	11%	9%	45%
EMEA	4,910,302	4,021,675	22%	8%	48%
Asia Pacific	710,085	592,799	20%	8%	7%

TOTAL Net Revenues	10,250,456	8,800,990	16%	8%	100%

Reimbursements	1,056,577	1,133,909	(7)%

TOTAL REVENUES	$11,307,033	$9,934,899	14%

n/m = not meaningful

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS

May 31, 2004 and August 31, 2003
(In thousands of U.S. dollars)

	May 31,	August 31,
	2004	2003
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,514,647	$2,332,161
Restricted cash	—	83,280
Short-term investments	325,739	—
Receivables from clients, net	1,475,889	1,416,153
Unbilled services	1,163,019	828,515
Other current assets	434,680	377,102

Total current assets	6,913,974	5,037,211

NON-CURRENT ASSETS:
Investments	309,360	33,330
Property and equipment, net	608,522	650,455
Other non-current assets	840,072	738,244

Total non-current assets	1,757,954	1,422,029

TOTAL ASSETS	$8,671,928	$6,459,240

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term debt	$57,407	46,162
Accounts payable	529,989	573,201
Deferred revenues	903,454	676,841
Accrued payroll and related benefits	1,318,038	974,319
Other accrued liabilities	1,469,032	1,080,573

Total current liabilities	4,277,920	3,351,096

NON-CURRENT LIABILITIES:
Long-term debt	3,076	13,955
Other non-current liabilities	1,210,196	1,416,395

Total non-current liabilities.	1,213,272	1,430,350

MINORITY INTEREST	1,328,381	883,586

EQUITY:
Shareholders’ equity	1,852,355	794,208

Total equity	1,852,355	794,208

TOTAL LIABILITIES AND EQUITY	$8,671,928	$6,459,240

ACCENTURE LTD

CORE EARNINGS CALCULATION USING STANDARD & POOR’S CORE EARNINGS* METHODOLOGY
For the Three Months Ended May 31, 2004 and 2003
(In thousands of U.S. dollars)
(Unaudited)

	2004	2003	Notes
Net Income	$210,409	$132,141
S&P Core Earnings* Adjustments
Minority interest relating to Accenture SCA and Accenture Canada Holdings, Inc. (net of tax)	157,438	145,000	[A]

	367,847	277,141
Include:
Employee stock option and share purchase plan expense	(31,944)	(39,429)	[B]
Pension adjustments	11,571	(1,861)	[C]
Exclude:
(Gain) loss on investments, net, excluding SFAS 133	(2,043)	(2,982)	[D]
(Gain) loss on disposal of property and equipment	3,114	711	[E]
Charges (reversals of charges) relating to prior-period reorganization costs	1,936	(570)	[F]

S&P Core Earnings* Adjustments before taxes	(17,366)	(44,131)
Tax effect	4,481	13,474	[G]

S&P Core Earnings* Adjustments, net	(12,885)	(30,657)

S&P Core Earnings*	$354,962	$246,484

EPS, S&P Core Earnings* (Diluted)	$0.35	$0.25

EPS, GAAP (Diluted)	$0.37	$0.28

Weighted Average Diluted Shares Outstanding	1,000,536,090	985,618,380	[H]

S&P Core Earnings* and EPS, S&P Core Earnings* (Diluted) are non-GAAP financial measures.

ACCENTURE LTD

CORE EARNINGS CALCULATION USING STANDARD & POOR’S CORE EARNINGS* METHODOLOGY
For the Nine Months Ended May 31, 2004 and 2003
(In thousands of U.S. dollars)
(Unaudited)

	2004	2003	Notes
Net Income	$507,838	$377,733

S&P Core Earnings* Adjustments

Minority interest relating to Accenture SCA and Accenture Canada Holdings, Inc. (net of tax)	414,583	419,064	[A]

	922,421	796,797
Include:

Employee stock option and share purchase plan expense	(106,289)	(144,760)	[B]
Pension adjustments	35,339	(11,946)	[C]

Exclude:

(Gain) loss on investments, net, excluding SFAS 133	(5,445)	(8,203)	[D]
(Gain) loss on disposal of property and equipment	7,560	(5,881)	[E]
Charges (reversals of charges) relating to prior-period reorganization costs	(84,280)	(14,565)	[F]

S&P Core Earnings* Adjustments before taxes	(153,115)	(185,355)

Tax effect	48,276	57,636	[G]

S&P Core Earnings* Adjustments, net	(104,839)	(127,719)

S&P Core Earnings*	$817,582	$669,078

EPS, S&P Core Earnings* (Diluted)	$0.81	$0.67

EPS, GAAP (Diluted)	$0.92	$0.80

Weighted Average Diluted Shares Outstanding	1,007,158,708	995,224,416	[H]

     S&P Core Earnings* and EPS, S&P Core Earnings* (Diluted) are non-GAAP financial measures.

NOTES TO STANDARD & POOR’S CORE EARNINGS* ADJUSTMENTS
(Unaudited)

[A]	Some of our partners and former partners and their permitted transferees own shares in our subsidiary Accenture SCA and in our subsidiary Accenture Canada Holdings, Inc., which are non transferable except by exchange for shares in Accenture Ltd (or for cash at the Company’s option). The shareholders of Accenture SCA and Accenture Canada Holdings, Inc. have substantially the same rights and economic interests as Accenture Ltd shareholders and are subject to the same restrictions. In addition, we view and operate the business as a single enterprise. We similarly focus on the results of Accenture as a whole as we believe that this better reflects the substance of the overall Accenture corporate structure. Therefore, the minority interest related to these shareholders is added back to Net Income. Net income before Minority interest is also consistent with diluted shares, which assume the conversion of all minority Accenture SCA and Accenture Canada Holdings Inc. shares on a one for one basis.

[B]	As we elect to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” in accounting for employee stock options and share purchase rights rather than the alternative fair value accounting provided for under SFAS No. 123, “Accounting for Stock-Based Compensation,” in which stock options and share purchase rights are expensed, we have deducted the amount as computed under SFAS No. 123 in accordance with the S&P Core Earnings* methodology. The impact of income taxes and minority interests is shown in the following table:

	Three Months Ended May 31,		Nine Months Ended May 31,
	2004	2003	2004	2003
Employee stock options and share purchase rights expense, before tax and minority interest	$31,944	$39,429	$106,289	$144,760

Income tax benefit	(9,584)	(11,829)	(31,887)	(43,428)

Minority interest	(9,618)	(14,441)	(33,557)	(53,301)

Employee stock option and purchase plan expense, net of tax and minority interest	$12,742	$13,159	$40,845	$48,031

[C]	Under the S&P Core Earnings* methodology, pension service costs and interest costs (to the extent that interest cost exceeds actual returns on assets) are included in the Company’s core earnings. Other items, such as expected returns on plan assets and amortization of gains and losses and prior service costs, are not included in the S&P Core Earnings* methodology. Pension expense computed under generally accepted accounting principles has been adjusted to reflect service costs, interest costs, and actual returns on pension plan assets.
[D]	Under the S&P Core Earnings* methodology, investment gains and losses are not considered a part of the Company’s normal, or core, business. As such, these items are excluded from S&P Core Earnings*. No adjustment is required for SFAS 133 items for purposes of calculating S&P Core Earnings*. The adjustment represents Gain (loss) on investments, net, as reported under generally accepted accounting principles adjusted for SFAS No. 133 losses of $1,706 and $695 for the three months ended May 31, 2004 and 2003, respectively, and losses of $1,278 and $646 for the nine months ended May 31, 2004 and 2003, respectively.
[E]	Under the S&P Core Earnings* methodology, gains and losses on disposal of property, plant and equipment are excluded from core earnings.
[F]	In connection with our transition to a corporate structure in 2001, Accenture recorded tax related re-organization costs of $455 million. For the three and nine months ended May 31, 2004, Accenture recorded expense of $2 million and a benefit of $84 million, respectively, related to this charge. For the three and nine months ended May 31, 2003, Accenture recorded a benefit of $1 million and $15 million related to this charge. Under the S&P Core Earnings* methodology, amounts relating to restructuring charges recorded in prior periods do not relate to the on-going operations and are excluded from the calculation of core earnings. Previously reported core earnings for the third quarter of fiscal 2003 have been restated to conform to the current-year presentation.
[G]	Under the S&P Core Earnings* methodology, we have applied the statutory federal tax rate of 35% to the S&P Core Earnings* adjustments with the exception of stock options and share purchase rights. Stock options and share purchase rights are tax affected using a 30% tax rate, which is consistent with the rate used in our financial statement disclosures and represents our best estimate of the tax benefit related to stock options and share purchase rights.
[H]	Diluted shares outstanding represent average shares outstanding for purposes of computing Diluted Earnings Per Share under generally accepted accounting standards, as well as Diluted Earnings Per Share under S&P Core Earnings* methodology.

* Standard & Poor’s Corporate Value Consulting (“S&P CVC”) has reviewed Accenture’s calculation of Core Earnings for consistency with Standard & Poor’s Core Earnings methodology. This review was based solely on financial information generated by Accenture; Standard & Poor’s has not conducted any review or undertaken to investigate or verify, and is not responsible for, the basis, adequacy, accuracy or completeness of the information used in Accenture’s calculation of Core Earnings. Standard & Poor’s review has been limited solely to the application of the Standard & Poor’s Core Earnings methodology to the specific financial information generated, prepared and provided by Accenture; Standard & Poor’s makes no representation as to the adequacy or accuracy of Accenture’s financial information used in the calculation. Standard & Poor’s has no duty to update its review of Accenture’s calculation of Core Earnings. Standard & Poor’s Core Earnings methodology is published on Standard & Poor’s web site at www.standardandpoors.com.